SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)
COMMON STOCK-DYNAMICS CORP

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                10/16/97           79,000-             *DO
                                10/13/97            1,200-           96.9156
                                10/02/97              200            84.6750
          GAMCO INVESTORS, INC.
                                10/16/97           10,000-             *DO
                                10/06/97            2,800            87.9866
                                10/02/97              200            83.8750
                                10/01/97            1,100            83.1818
                                 9/26/97            3,900            81.3071
                                 9/24/97            2,000            79.9563
          GAMCO INVESTORS, INC.
                                10/16/97          165,200-             *DO
                                10/01/97            1,000-           83.0500
                                 9/26/97           10,000            81.3071
                                 9/22/97              500-           78.1875
                                 8/22/97              300-           69.5000
                                 8/22/97              300-           69.0000
          GABELLI ASSOCIATES LTD
                                10/16/97            2,000-             *DO
                                10/16/97           12,600-           79.1270
                                10/09/97              600-           95.0000
                                10/08/97            2,000-           97.1563
                                10/08/97            1,000            96.5000
                                10/08/97            1,000            95.1125
                                10/07/97            1,500            90.8917
                                10/02/97              700            83.3571
                                 9/30/97              200            82.8750
                                 9/24/97            1,200            79.4167
                                 9/23/97              500            78.6250
                                 9/22/97            1,500            77.6667
                                 9/19/97              400            76.2500
                                 9/15/97            1,000            72.2500
                                 8/28/97            1,400            69.9732
                                 8/19/97              500            68.5000

     (1) THE TRANSACTIONS ON 10/16/97 WERE IN CONNECTION WITH THE MERGER DESCRIBED IN ITEM 5 (A) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

     (2) PRICE EXCLUDES COMMISSION.

     (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.
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